                                                                   Exhibit 10.23

                                   MEMORANDUM


TO:  Mr. J.P. O'Hanlon                         Human Resources, Corporate Center
FROM:  R. M. Hugo                              October 8, 1999



                          SPECIAL CONTRACTUAL PAYMENT

As outlined in your June 23, 1994 agreement, you were approved to receive on the date you retire or leave the employment of the Company a special severance benefit equal to your annual base salary.

In lieu of waiting for a future payment, you have been authorized to receive it at this time. The total amount of the payment will be $351,000 less applicable taxes and withholdings. By accepting this payment now, you agree that any and all future payments that would have been due under the June 23, 1994 agreement will be null and void.

Please acknowledge your acceptance of this arrangement by signing in the space provided below. We will then process the payment and this document will be made a part of your permanent file.


/s/ R. M. Hugo
------------------------------
R. M. Hugo
Executive Compensation Analyst




Authorized by:                               /s/ Thomas F. Farrell, II
                                             -------------------------
                                                 Thomas F. Farrell, II

Acknowledged and Accepted by:                /s/ James P. O'Hanlon
                                             -------------------------
                                                 James P. O'Hanlon